SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM SB-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       (Post Effective Amendment no. 5 )
                        Commission file number 333-75028
                                ----------------

                        Jade Entertainment Group, Inc.
             (Exact name of registrant as specified in its charter)

New York                                                           11-3617420
---------                       ------------------               --------------
(State or Other                  (Primary Standard                (IRS Employer
Jurisdiction of             Industrial Classification            Identification
Incorporation or                      Number)                        Number)
Organization)
                                 ----------------
                                 Timothy Schmidt
                                    President
                         200 Broadhollow Road Suite 207,
                                Melville, NY 11747
                               Tel:  (631) 393-5027
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

                          200 Broadhollow Road Suite 207,
                                Melville, NY 11747
                               Tel:  (631) 393-5027
                (Address, including zip code, and telephone number,
                     including area code, of agent for service)

                                  With Copies to:

                                Adam J. Laufer Esq.
                            650 West Avenue Suite 1509
                              Miami Beach, FL 33139
                                Tel. (305)913-7733

                                ----------------

                            DE-REGISTRATION OF SECURITIES

Jade Entertainment Group, Inc., originally registered on a best efforts, no minimum 500,000 shares of Common Stock Par value $0.001 at an offering price of $3.00 per share. The securities were registered for sale to the public on a Registration Statement on Form Sb-1 ( File No. 333-75028) (the "Registration Statement"). The registrant issued 124,669 of the securities registered under the Registration Statement. The offering was terminated on February 21, 2003. Accordingly, we hereby amend the Registration Statement to withdraw from the registration the 375,331 securities that remain unsold under the Registration Statement.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-1 and has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Melville, and State of New
York, on the 21st day of February 2003.

                                              JADE ENTERTAINMENT GROUP, INC.

                                              By: /s/ Timothy Schmidt
                                                  ---------------------
                                                  Timothy Schmidt, President


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

   Signatures                 Title                    Date
   ----------                -----                     ----
   /s/Timothy Schmidt       President, CEO           February 21, 2003
   --------------------     and Director
   Timothy Schmidt

   /s/ Timothy Schmidt       Treasurer and Chief     February 21, 2003
   ---------------------     Financial Officer
   Timothy Schmidt

   /s/ Raymond Barton        Chairman of the Board    February 21, 2003
   ---------------------     of Directors
   Raymond Barton

   /s/Timothy Schmidt       Attorney in Fact          February 21, 2003
   --------------------
   Timothy Schmidt

